UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2020

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware	32-0498321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14201 Caliber Drive, Suite 300 Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)
(405) 608-6007
(Registrant’s telephone number, including area code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TUSK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Compliance with Minimum Bid Requirement

As previously disclosed in the Current Report on Form 8-K of Mammoth Energy Services, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2020, the Company received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the last thirty consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days in which to regain compliance.

On May 21, 2020, the Company received a letter from Nasdaq notifying the Company that it had regained compliance with the Minimum Bid Requirement and that this matter is now closed.

Audit Committee Membership Requirement

Nasdaq Listing Rule 5605(c)(2)(A) requires that the audit committee of a listed company be comprised of at least three members, each of whom must be “independent” as defined under Rule 5605(a)(2) and meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, as well as certain other criteria specified in Rule 5605(c)(2). As previously disclosed in the Company’s Current Report on Form 8-K filed with the Commission on May 14, 2020, Jonathan H. Yellen, one of the Company’s directors, resigned on May 8, 2020. As a result of his resignation, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) currently has only two directors who meet independence requirements under the above-referenced standards. In accordance with Nasdaq Listing Rules, the Company notified Nasdaq of Mr. Yellen’s resignation and the Company’s non-compliance with Nasdaq Listing Rule 5605(c)(2)(A) on May 18, 2020.

As anticipated by the Company, Nasdaq responded on May 19, 2020 with a notification letter confirming the Company’s non-compliance with Nasdaq Listing Rule 5605(c)(2)(A). Nasdaq advised the Company that, pursuant to Nasdaq Listing Rule 5605(c)(4), the Company will have until the earlier of the Company’s next annual meeting of stockholders or May 8, 2021 to regain compliance, or if the next annual meeting of stockholders is held before November 4, 2020, then the Company must evidence compliance not later than November 4, 2020. In addition, the Company was informed by Nasdaq that an indicator will be broadcasted over Nasdaq’s market data dissemination network noting the Company’s non-compliance, and the Company will be included in a list of all non-compliant Nasdaq companies posted on Nasdaq’s website, specifying the reason(s) for such non-compliance, commencing five business days from May 19, 2020 until the non-compliance is cured by the Company. If the Company does not regain compliance with the audit committee requirements within the cure period, Nasdaq will be required to provide notice to the Company that the Company’s common stock will be subject to delisting, at which time the Company may appeal the delisting determination.

The Company intends to add a third independent director to the Audit Committee and regain compliance with the audit committee requirements prior to the end of the cure period.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized. Factors that could cause actual results to differ materially from the forward-looking statements include fluctuations in the Company’s general financial and operating results, changes in the Company’s liquidity and capital resources, declines in the market price of the Company’s shares of common stock, changes in the capital markets, competition, and general and industry-specific economic conditions. The Company believes these factors include but are not limited to those described under “Risk Factors” in its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as such factors may be updated from time to time in its periodic filings with the Commission, which are accessible on the Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other filings with the Commission. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	May 22, 2020	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary